Exhibit 10.2

FIRST AMENDMENT

TO THE

AMENDED AND RESTATED

POWER SUPPLY AGREEMENT

BETWEEN

AMEREN ENERGY MARKETING COMPANY

AND

AMEREN ENERGY GENERATING COMPANY

This First Amendment to the Amended and Restated Power Supply Agreement between Ameren Energy Marketing Company and Ameren Energy Generating Company (“First Amendment”) is entered into this 1st day of January, 2010, by and between Ameren Energy Marketing Company (“Buyer”), a corporation organized and existing under the laws of the State of Illinois, and Ameren Energy Generating Company (“Seller”), a corporation organized and existing under the laws of the State of Illinois. Buyer and Seller shall hereinafter be referred to individually as a “Party” and collectively the “Parties.”

WITNESSETH:

WHEREAS, Buyer and Seller are parties to that Amended and Restated Power Supply Agreement between Ameren Energy Marketing Company and Ameren Energy Generating Company dated and effective as of March 28, 2008 (hereinafter “Agreement”); and

WHEREAS, on an even date herewith, Seller is acquiring from Ameren Energy Resources Company, LLC all of the Electric Energy, Inc. (“EEInc”) common stock held by Ameren Energy Resources Company, LLC; and

WHEREAS, upon acquiring the EEInc common stock, Seller shall own eighty percent (80%) of EEInc’s common stock; and

WHEREAS, EEInc is the owner of a 1,002 megawatt coal-fired electric generating station known as the Joppa Generating Station, and through a subsidiary, EEInc owns another 74 megawatts of gas-fired combustion turbine generation (collectively “EEInc Generation”); and

WHEREAS, Buyer purchases generation from EEInc per the Power Sales Agreement by and Between Electric Energy, Inc. and Ameren Energy Marketing Company dated December 22, 2005 as amended (PSA); and

WHEREAS, the Parties have a mutual desires for Buyer to secure financial hedges to manage and secure the value of Seller’s EEInc assets (“Hedging Strategy”); and

WHEREAS, the Parties are willing to pursue such Hedging Strategy provided Seller is willing to reimburse Buyer for any financial losses associated with such Hedging Strategy and further provided Buyer is willing to pay to Seller any financial gains associated with such Hedging Strategy; and

WHEREAS, the Parties desire to amend the Agreement to make it clear that Buyer will continue to purchase generation from EEInc through the PSA and not through the Agreement; and

WHEREAS, the Parties wish to amend the Agreement by altering the Capacity Payment formula to eliminate the Seller Federal and State Income tax expense; and

WHEREAS, the Parties desire to add a mechanism into the Agreement through which the financial ramifications of implementing the Hedging Strategy can be realized by Seller.

NOW, THEREFORE, in consideration of the mutual covenants and agreements stated herein, which each Party hereto acknowledges to be sufficient consideration, Buyer and Seller agree to amend the Agreement, as follows:

I.	Attachment A – I. Definitions:

A. The definition for “Generating Resources” set forth in the Agreement shall be deleted in its entirety and in lieu thereof a new definition for Generating Resources shall be inserted and shall read as follows:

Generating Resources means those generating assets owned and operated by Seller from which Seller provides capacity and energy to Buyer under the terms and conditions of this Agreement. Notwithstanding the foregoing, Generating Resources shall not include any generating assets owned and operated by Electric Energy, Inc.

B. The definition for “Seller Federal and State Income Taxes” set forth in the Agreement shall be deleted in its entirety.

II.	Attachment A – Capacity Payment:

The Capacity Payment formula set forth in the Agreement shall be deleted in its entirety and in lieu thereof a new Capacity Payment formula shall be inserted and shall read as follows:

The Capacity Payment for a given Month shall be calculated as follows:

Capacity Payment = OM + AG + D + OT + I +H

Where:

OM = Operations and Maintenance Expenses – those Generating Resource Expenses chargeable to Accounts 500 through 555 (excluding Accounts 501, 509, 547, and 555) as defined in the Uniform System of Accounts.

AG = Administrative and General Expenses – those Generating Resource Expenses chargeable to Accounts 920 through 935 as defined in the Uniform System of Accounts.

D = Depreciation – those Generating Resource Expenses properly chargeable to Accounts 403, 404, 405 and 406 as defined in the Uniform System of Accounts.

OT = Other Taxes – those amounts which are not based upon income applicable to Generating Resources and chargeable to Account 408 as defined in the Uniform System of Accounts.

I = Seller Interest Expense – those Generating Resource Expenses chargeable to Accounts 427 through 432 as defined in the Uniform System of Accounts.

H = EEI Hedges – the net result of Hedging Strategy of EEInc generation not realized directly by EEInc.

III.	Full Force and Effect

Except as amended or modified in this First Amendment, the Agreement shall continue in full force and effect according to its original terms.

IV.	Definitions

Terms found in this First Amendment and not defined herein shall have the same meaning as such terms are given in the Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this First Amendment to be executed in duplicate by their respective duly authorized officers, effective as of the date first written above.

AMEREN ENERGY MARKETING COMPANY		AMEREN ENERGY GENERATING COMPANY

By:	/s/ Andrew M. Serri	By:	/s/ Charles D. Naslund

Name:	Andrew M. Serri	Name:	Charles D. Naslund

Title:	President & Chief Executive Officer	Title:	Chairman & President